Exhibit 10.10

Bophelo - Cantourage

SERVICE, REFINEMENT AND DISTRIBUTION AGREEMENT

between

1.	Cantourage GmbH,

represented by its CEO Philip Schetter

Heinrich-Mann-Str. 12, 14532 Kleinmachnow, Germany

- hereinafter “CANTOURAGE” -

and

2.	Bophelo Bio Science and Wellness (Pty) Ltd

represented by its Chief Financial Officer & Director Trevor Scott

Khoabane Mojela, Ha Mojela, Ts’Akholo, Mafeteng, Lesotho

- hereinafter “BOPHELO” -

The terms “CANTOURAGE” and “BOPHELO” include the respective affiliated companies of CANTOURAGE or BOPHELO pursuant to Sections 15 AktG et seqq. [Aktiengesetz - Stock Corporations Act]. Those companies in which CANTOURAGE holds a share of at least 50 % are also deemed to be affiliated companies of CANTOURAGE.

CANTOURAGE and BOPHELO are hereinafter respectively designated individually as “Party” and together as “Parties”.

Bophelo - Cantourage

TABLE OF CONTENTS

PREAMBLE		4

1.	Definitions	4

2.	SCOPE of the AGREEMENT	7

3.	Term and termination	7

4.	Title and risk of loss	8

5.	SERVICES	8

6.	CONSIGNMENT STOCK	8

7.	REFINEMENT	9

8.	BRANDS, LABELLING	9

9.	Distribution, sales activities	9

10.	Order Fulfilment	10

11.	Deliveries	10

12.	PRICE, INVOICES	10

13.	Release of CONTRACTUAL PRODUCT	11

14.	Quality; Inspection	11

15.	Warranty	11

16.	Analysis costs	12

17.	RECALL	12

18.	Product liability	13

19.	Insurance	13

20.	Change management	13

21.	Obsolescence	13

22.	Provision of materials and assistance by CANTOURAGE	13

23.	Intellectual property	13

24.	CERTIFICATIONS, PERMISSIONS	13

25.	Rights of third parties	14

26.	Duties to inform; Inspection rights	14

27.	Alliance Committee	14

28.	Export/Import regulations	14

29.	Confidentiality	16

Bophelo - Cantourage

30.	FORM	16

31.	Applicable law	17

32.	VENUE	17

33.	Integral parts of the AGREEMENT	17

34.	Final provisions	18

Bophelo - Cantourage

PREAMBLE

Whereas

(A)	CANTOURAGE is a Manufacturer and Pharmacy Wholesaler of cannabis for medicinal use.

(B)	BOPHELO is a producer/cultivator of medicinal cannabis incorporated in the Kingdom of Lesotho with the registration number 2018/62924.

(C)	The Parties intend to establish a cooperation which enables BOPHELO with CANTOURAGE’s assistance to market its products within the European Union, especially within Germany;

Now, the Parties agree to enter into the following

SERVICE, REFINEMENT AND DISTRIBUTION AGREEMENT

1.	Definitions

Headings are for reference purposes only and shall in no way define, limit, construe or describe the scope or extent of an article.

The Annexes are integral part of this Agreement and a reference to this Agreement shall always be interpreted as including the Annexes.

Unless the context otherwise requires words importing one gender include all other genders and words incorporating a verb include the respective noun and the single include the plural, and vice versa.

For the purpose of this Agreement, the Parties agree on the meaning of the following definitions:

1.1	“AGREEMENT” means this Agreement including its Annexes.

1.2	“ALLIANCE COMMITTEE” shall have the meaning described in Clause 25.

1.3	“AVERAGE SELLING PRICE” means the average of the weighted SELLING PRICES over the RELEVANT PERIOD.

1.4	“BACKGROUND RIGHTS” means all intellectual property rights (in particular industrial property rights, copyrights and comparable rights, including know-how) held by BOPHELO which are necessary for the manufacture of END PRODUCTS.

1.5	“CONFIDENTIAL INFORMATION” means all information disclosed (whether in writing, orally or by another means and whether directly or indirectly) with respect to the subject matter hereof by one Party (the “DISCLOSING PARTY”) to the other Party (the “RECEIVING PARTY”) whether before or after the date of this AGREEMENT including, without limitation, information relating to the DISCLOSING PARTY’s products, operations, processes, plans or intentions, product information, know-how, design rights, trade secrets, market opportunities and business affairs.

Bophelo - Cantourage

1.6	“CONSIGNMENT STOCK” means the stock of CONTRACTUAL PRODUCTS and END PRODUCTS established and maintained by CANTOURAGE for BOPHELO.

1.7	“CONSUMER” is any end user of the END PRODUCTS.

1.8	“CONTRACTUAL PRODUCTS” means the products specified in ANNEX 2.

1.9	“DEFECT” means any deviation of a CONTRACTUAL PRODUCT from the agreed quality.

1.10	“DELIVERY” means the delivery of CONTRACTUAL PRODUCTS in accordance with Incoterms® 2020 DAP at the first port of entry in Germany.

1.11	“DISTRIBUTOR” means any third party which is supplied with END PRODUCTS and not a CONSUMER.

1.12	“END PRODUCTS” means all CONTRACTUAL PRODUCTS which have been successfully REFINED by CANTOURAGE.

1.13	“FORECAST” shall mean, with respect to any twelve (12) month period, a rolling projection or estimate of the demand for CONTRACTUAL PRODUCTS during such twelve month period which is updated and amended by CANTOURAGE on a quarterly basis, which approximates, as nearly as possible, based on information available at the relevant time to CANTOURAGE. For the avoidance of doubt, it is possible that the amount of CONTRACTUAL PRODUCTS in any given month can equal a zero.

1.14	“FORCE MAJEURE” means any unforeseeable and exceptional occurrence, cause or condition beyond the respective PARTY’s reasonable control and shall include fire; explosion; flood; earthquake; tsunami; extreme adverse weather conditions; act of God; riot; war or threat of war; civil commotion; pandemic; change in approval or applicable law; regulation or directive having the force of law; non-availability, interruptions to or shortage of electricity, fuel or raw materials; failure of a Party’s supplier to supply or manufacturer to manufacture due to any event or circumstance which would constitute FORCE MAJEURE under this Agreement; and strike, labour dispute or lock-out. However no occurence, cause or condition shall be considered to be an event of Force Majeure if

(i)	and to the extent the Party seeking to invoke the Force Majeure has caused or contributed to the applicable occurence, cause or condition by its fault or negligence or has failed to use commercially reasonable efforts to prevent or remedy or mitigate the risks resulting from such occurence, cause or condition, and so far as possible and within a reasonable time period, remove it;

(ii)	the occurence, cause or condition is the result of a breach of any applicable law by the Party seeking to invoke the Force Majeure; or

Bophelo - Cantourage

(iii)	the occurence, cause or condition was caused by a lack of funds or other financial cause.

1.15	“FOREGROUND RIGHTS” means all intellectual property rights conceived or developed by either Party or its employees or agents during the term of, and in connection with, the respective Party’s performance under this Agreement.

1.16	“GACP” means the “Guideline on good agricultural and collection practice for starting materials of herbal origin” (EMEA/HMPC/246816/2005) issued by the European Medicines Agency, as being amended from time to time.

1.17	“MINIMUM PURCHASE PRICE” means the minimum price to be paid by CANTOURAGE to BOPHELO for the CONTRACTUAL PRODUCTS as further specified in ANNEX 3.

1.18	“MINIMUM QUANTITY” means the minimum quantity of CONTRACTUAL PRODUCTS and END PRODUCTS stored in the CONSIGNMENT STOCK which shall be determined by the Parties from time to time.

1.19	“PRICE” means the SELLING PRICE and/or PURCHASE PRICE and/or RAP SERVICE PRICE and/or RAP PLUS SERVICE PRICE and/or AVERAGE SELLING PRICE and/or MINIMUM PURCHASE PRICE as the case may require.

1.20	“PURCHASE PRICE” means the price for the sale of CONTRACTUAL PRODUCTS by BOPHELO to CANTOURAGE calculated as specified in ANNEX 3.

1.21	“RELEVANT PERIOD” means a period of every month, the first RELEVANT PERIOD starts on first sale of END PRODUCTS at the date of payment for the END PRODUCTS.

1.22	“REFINE” or “REFINEMENT” means CANTOURAGE’s activities with regard to the conversion of CONTRACTUAL PRODUCTS into END PRODUCTS as specified in ANNEX 1.

1.23	“SELLING PRICE” means the prices for the sale of END PRODUCTS by CANTOURAGE to DISTRIBUTORS as specified in ANNEX 3 and amended by the Parties from time to time.

1.24	“RAP SERVICES” means the mandatory services to be provided by CANTOURAGE as specified in ANNEX 1.

1.25	“RAP PLUS SERVICES” means the optional services to be provided by CANTOURAGE as specified in ANNEX 6 and to the extent these services have been ordered by BOPHELO and accepted by CANTOURAGE.

1.26	“RAP SERVICE PRICE” means the price to be paid by BOPHELO to CANTOURAGE for the RAP SERVICES as specified in ANNEX 3.

1.27	“RAP PLUS SERVICE PRICE” means the price to be paid by BOPHELO to CANTOURAGE for the RAP PLUS SERVICES as specified in ANNEX 3.

Bophelo - Cantourage

1.28	“TERRITORY” means the territory of the European Union, especially of the Federal Republic of Germany.

2.	SCOPE of the AGREEMENT

2.1	The object of the AGREEMENT is the provision of the RAP SERVICES, and if agreed, the RAP PLUS SERVICES by CANTOURAGE to BOPHELO, the REFINEMENT of CONTRACTUAL PRODUCTS by CANTOURAGE for BOPHELO, and distribution of END PRODUCTS within the TERRITORY.

2.2	For that purpose,

2.2.1	CANTOURAGE shall provide the RAP SERVICES and RAP PLUS SERVICES to BOPHELO,

2.2.2	BOPHELO shall deliver CONTRACTUAL PRODUCTS to the CONSIGNMENT STOCK,

2.2.3	CANTOURAGE shall REFINE certain quantities of CONTRACTUAL PRODUCTS within the CONSIGNMENT STOCK,

2.2.4	CANTOURAGE shall market and distribute END PRODUCTS within the TERRITORY.

3.	Term and termination

3.1	This AGREEMENT comes into effect upon signature of both Parties and its initial term shall be 5 years. The term shall be extended each time for further period of 1 years unless the AGREEMENT has been duly terminated prior to the expiration of the term.

3.2	The notice period for a termination by CANTOURAGE is 60 days and for a termination by BOPHELO 60 days.

3.3	BOPHELO can terminate the AGREEMENT before the initial term expires. CANTOURAGE is not allowed to terminate the AGREEMENT before the initial term expires.

3.4	The right of termination for good cause remains unaffected. Good cause shall be, inter alia, if (i) CANTOURAGE does not dutifully provide the RAP SERVICES; or (ii) the REFINEMENT is not carried out in accordance with applicable law; or (iii) the END PRODUCTS do not conform to specifications as set out in ANNEX 5 for reasons not referring to the CONTRACTUAL PRODUCT. BOPHELO has to notify CANTOURAGE in writing and provide 30 days to remedy the situation. Afterwards if the situation is not remedied, BOPHELO can terminate the AGREEMENT with immediate effect subject to all further requirements for a termination for good cause as stipulated by applicable law.

3.5	The termination notice has to be in writing.

Bophelo - Cantourage

4.	Title and risk of loss

4.1	Upon DELIVERY, CANTOURAGE shall become the sole owner of the CONTRACTUAL PRODUCTS. CANTOURAGE shall keep all CONTRACTUAL PRODUCTS derived therefrom free of liens, security interests and encumbrances.

4.2	Upon DELIVERY, CANTOURAGE will assume the risk of loss of the CONTRACTUAL PRODUCTS. CANTOURAGE assumes the risk of loss of all END PRODUCTS. CANTOURAGE shall maintain an adequate insurance up to an amount of minimum EUR 1,500,000 to cover such potential losses.

5.	SERVICES

5.1	During the term of this AGREEMENT, CANTOURAGE shall provide to BOPHELO the RAP SERVICES and RAP PLUS SERVICES in accordance with the due diligence of a professional expert.

5.2	The provision of RAP PLUS SERVICES is conditional upon BOPHELO and CANTOURAGE entering into a separate service agreement further detailing the respective obligations of either Party.

6.	CONSIGNMENT STOCK

6.1	BOPHELO shall be responsible for the DELIVERY of the CONTRACTUAL PRODUCTS . BOPHELO shall not pay for taxes and duties for the importation.

6.2	CANTOURAGE shall inform BOPHELO in due course whenever the quantity of CONTRACTUAL PRODUCTS and END PRODUCTS stored in the CONSIGNMENT STOCK falls below the MINIMUM QUANTITY.

6.3	CANTOURAGE shall provide to BOPHELO a FORECAST for the period beginning on 1 January 2022 or beginning no later then three weeks of recieving the expansion of the narcotics license which ever is the later.

No later than ten (10) days prior to the first day of each subsequent calendar quarter, CANTOURAGE shall deliver to BOPHELO a FORECAST for the period beginning with the first day of such calendar quarter. FORECASTS are subject to RAP PLUS SERVICES and for informational purposes only. They do not create any binding obligations on behalf of either PARTY; provided, however, that BOPHELO shall not be required to manufacture and sell to CANTOURAGE any quantity of CONTRACTUAL PRODUCTS that is unreasonably disproportionate to any FORECAST for the period covered by such FORECAST.

6.4	Upon expiration or termination of this AGREEMENT without cause, CANTOURAGE shall destroy and dispose all remaining CONTRACTUAL PRODUCTS and END PRODUCTS from the CONSIGNMENT STOCK. BOPHELO shall bear all reasonable costs and expense incurred by CANTOURAGE for the distruction or disposal up to a maximum amount equaling an average cost of EUR 0,20 per gram. For each destroyed and disposed END PRODUCT, BOPHELO shall pay to CANTOURAGE the difference between the agreed PURCHASE PRICE and the AVERAGE SELLING PRICE plus statutory value added tax (if applicable).

Bophelo - Cantourage

6.5	Upon termination of this AGREEMENT for cause, CANTOURAGE shall destroy and dispose all remaining CONTRACTUAL PRODUCTS and END PRODUCTS from the CONSIGNMENT STOCK at costs and expense of CANTOURAGE. For each detroyed and disposed END PRODUCT, BOPHELO shall pay to CANTOURAGE only the costs of REFINEMENT.

7.	REFINEMENT

7.1	CANTOURAGE shall REFINE CONTRACTUAL PRODUCTS, which are stored in the CONSIGNMENT STOCK on behalf of BOPHELO in such quantities as CANTOURAGE considers reasonably necessary in order to meet DISTRIBUTOR’s demands for END PRODUCTS.

7.2	The specifications of the END PRODUCTS are set out in ANNEX 5.

7.3	CANTOURAGE shall within 7 days after receiving the testing results for the END PRODUCTS report to BOPHELO on the REFINEMENT results and provide BOPHELO with the respective CoA (Certificate of analysis).

7.4	CANTOURAGE shall ensure in its contractual relationship with the DISTRIBUTOR that the ownership of the END PRODUCTS shall only transfer to the DISTRIBUTOR once the SELLING PRICE is paid in full to CANTOURAGE.

8.	BRANDS, LABELLING

CANTOURAGE shall distribute and sell the END PRODUCTS with the brands and labelling specified in ANNEX 7.

9.	Distribution, sales activities

9.1	CANTOURAGE shall use commercially reasonable efforts to market, distribute and promote the END PRODUCTS within the TERRITORY within the scope of RAP PLUS SERVICES described under ANNEX 6. CANTOURAGE is obliged to make sure that the DISTRIBUTOR has all the required approvals, permits and licences to handle the END PRODUCTS.

9.2	The PARTIES shall agree on an ANNUAL MARKETING PLAN that will include at least the sales forecasts and extent of the RAP PLUS SERVICES. The ANNUAL MARKETING PLAN is subject to RAP PLUS SERVICES and can be amended from time to time by a mutual agreement of the PARTIES.

Bophelo - Cantourage

10.	Order Fulfilment

10.1	Upon respective orders of DISTRIBUTORS, CANTOURAGE shall deliver the ordered END PRODUCTS from the CONSIGNMEMT STOCK to the respective DISTRIBUTOR.

10.2	For each delivery of END PRODUCTS to the respective DISTRIBUTOR, CANTOURAGE shall invoice to the respective DISTRIBUTORS the respective SELLING PRICE plus statutory value added tax and costs and expenses.

10.3	In the event a DISTRIBUTOR fails to pay invoiced amounts in a timely manner, CANTOURAGE shall submit at least two payment reminder notices to the respective DISTRIBUTOR and take commercially reasonable measures to enforce the claim at their own costs.

11.	Deliveries

BOPHELO shall effect DELIVERY of CONTRACTUAL PRODUCTS in a timely manner as agreed between BOPHELO and CANTOURAGE from time to time.

12.	PRICE, INVOICES

12.1	For RAP SERVICES and RAP PLUS SERVICES, BOPHELO shall pay to CANTOURAGE the PRICES at the dates specified in ANNEX 3 plus statutory value added tax (if applicable).

12.2	For each END PRODUCT delivered to and paid by a DISTRIBUTOR, BOPHELO shall invoice CANTOURAGE and CANTOURAGE shall pay to BOPHELO the MINIMUM PURCHASE PRICE plus statutory value added tax (if applicable). For the avoidance of doubt, the MINIMUM PURCHASE PRICE and the PURCHASE PRICE shall not become payable to the extent CANTOURAGE has not received payment of the SELLING PRICE for the respective END PRODUCTS.

For each CONTRACTUAL PRODUCT that cannot be refined into an END PRODUCT due to loss of the CONTRACTUAL PRODUCT, BOPHELO shall invoice CANTOURAGE and CANTOURAGE shall pay to BOPHELO the cost price. The same applies in case of loss of the END PRODUCT.

12.3	CANTOURAGE shall not be obliged to make payment if the delivered CONTRACTUAL PRODUCTS contains a DEFECT.

12.4	CANTOURAGE has to calculate the PURCHASE PRICE within 14 days following the end of each RELEVANT PERIOD and notify it to BOPHELO. In case the PURCHASE PRICE exceeds the MINIMUM PURCHASE PRICE, BOPHELO shall invoice the PURCHASE PRICE minus the already paid MINIMUM PURCHASE PRICE plus statutory value added tax (if applicable).

12.5	All PRICES are to be paid in Euro and payable within 14 days after receipt of a respective invoice. Either Party may invoice a PRICE as soon as the PRICE has become payable.

Bophelo - Cantourage

12.6	CANTOURAGE shall be entitled to request an adjustment of PRICES if market conditions require a PRICE adjustment.

13.	Release of CONTRACTUAL PRODUCT

13.1	Prior to the first DELIVERY, CANTOURAGE will audit BOPHELO with regard to its GACP compliance, BOPHELO shall only deliver CONTRACTUAL PRODUCT which has been produced with same production equipment, production materials and production processes at the same production place as audited by CANTOURAGE.

13.2	Prior to the first DELIVERY, BOPHELO shall, at the request of CANTOURAGE, produce proof of the conformity of the CONTRACTUAL PRODUCTS with the agreed specification (ANNEX 2) by submitting a CoA (Certificate of analysis) by an independent third party.

13.3	Each change in the production equipment, the production materials, location or processes used for the production of CONTRACTUAL PRODUCTS (including the production equipment, production materials, location or processes of sub-contractors and sub-suppliers) shall require a new sign-off. BOPHELO shall inform CANTOURAGE of any forthcoming or impending changes at the earliest possible date. In addition, the provisions of Clause 19 apply.

14.	Quality; Inspection

14.1	Prior to DELIVERY, BOPHELO shall inspect the quality of the CONTRACTUAL PRODUCTS and ensure that no CONTRACTUAL PRODUCTS containing a DEFECT are delivered. In addition, BOPHELO shall send CoA (Certificate of analysis) by an independent third party for each delivered batch to CANTOURAGE.

14.2	CANTOURAGE shall test samples of each shipment of CONTRACTUAL PRODUCTS in due course. The time limit for notifying evident DEFECTS or any DEFECTS discovered shall be three weeks as from DELIVERY or discovery of the DEFECT.

15.	Warranty

15.1	Each CONTRACTUAL PRODUCT delivered must have the following quality:

15.1.1	The CONTRACTUAL PRODUCT must conform with the specification agreed in this AGREEMENT.

15.1.2	The CONTRACTUAL PRODUCT must conform with the quality of the Certificate of Analysis delivered by BOPHELO.

15.2	With regard to each DEFECT, CANTOURAGE shall be entitled to the statutory warranty rights.

15.3	In deviation from the statutory provisions, CANTOURAGE may, in respect of any CONTRACTUAL PRODUCT containing a DEFECT, at any time request to send back or destroy the CONTRACTUAL PRODUCT at costs of BOPHELO.

Bophelo - Cantourage

16.	Analysis costs

Without prejudice to all further claims, CANTOURAGE shall be entitled for each CONTRACTUAL PRODUCT containing a DEFECT to claim fifty (50) % of the effective analysis costs incurred in connection with the analysis and elimination of the DEFECT and its consequences. BOPHELO shall be enabled to challenge such test with a retest. If the retest does not confirm the adverse result brought by the previous test, CANTOURAGE will bear hundred (100) % of the cost of the retest. If the retest does confirm the adverse result brought by the previous test, BOPHELO will bear hundred (100) % of the cost of both the previous test and the retest. Parties commit to revisit in good faith this provision in case the practicalities of the first twelve (12) months of shipments prove to make this stipulation an unexpected burden to any of the Parties.

17.	RECALL

17.1	CANTOURAGE shall be entitled to recall END PRODUCTS supplied to DISTRIBUTORS if such a recall is necessary under applicable law.

17.2	In case of a recall caused by the CONTRACTUAL PRODUCTS, BOPHELO shall, without prejudice to all further claims by CANTOURAGE, indemnify CANTOURAGE for the reasonable costs of all measures taken by CANTOURAGE to eliminate or minimise the risks which have arisen for CANTOURAGE, unless the recall has arisen out of any breach of the AGREEMENT by CANTOURAGE or any negligence in the sale or promotion of the END PRODUCTS. These include in particular the following measures:

17.2.1	the notification of known or the public notification of unknown owners of the products;

17.2.2	the removal and transport - including packaging, insurance, temporary storage and customs duties - of the products from the owner to CANTOURAGE or to the nearest suitable location at which the fault in the products can be rectified, the products disposed of, destroyed, temporarily stored or replaced;

17.2.3	the disposal or destruction of the products;

17.2.4	the examination of products which demonstrably belong to any series containing a DEFECT at the premises of the owner or at the nearest suitable location.

17.3	In case a recall is caused by the REFINEMENT or as a condition in the END PRODUCT and not caused by the CONTRACTUAL PRODUCT, CANTOURAGE shall, without prejudice to all further claims by BOPHELO, indemnify BOPHELO for the reasonable costs of all measures taken by BOPHELO to eliminate or minimise the risks, which have arisen for BOPHELO.

Bophelo - Cantourage

18.	Product liability

18.1	Should any product liability claims be asserted against CANTOURAGE which are based on a fault or DEFECT in a CONTRACTUAL PRODUCT, BOPHELO shall indemnify CANTOURAGE from these claims and from all costs incurred by CANTOURAGE by reason of the claims asserted, including any costs of legal defence and costs for corrective measures to mitigate the risk.

18.2	Should any product liability claims be asserted against BOPHELO which are based on a fault in an END PRODUCT or caused by REFINEMENT, CANTOURAGE shall indemnify BOPHELO from these claims and from all costs incurred by BOPHELO by reason of the claims asserted, including any costs of legal defence and costs for corrective measures to mitigate the risk.

19.	Insurance

Either Party shall be obliged to maintain business liability insurance and extended product liability insurance with coverage of at least EUR 1 (one) million per claim for damage.

20.	Change management

In case of a change in regulation affecting the distribution of END PRODUCTS within the TERRITORY, the PARTIES shall mutually agree on necessary measures.

21.	Obsolescence

PARTIES shall inform each other at the earliest possible date of any anticipated or impending restrictions concerning manufacture or delivery of the CONTRACTUAL PRODUCTS or END PRODUCTS.

22.	Provision of materials and assistance by CANTOURAGE

CANTOURAGE shall only be obliged to provide such services, assistance and cooperation if and to the extent explicitly provided in this AGREEMENT.

23.	Intellectual property

Any FOREGROUND RIGHTS created by CANTOURAGE shall be deemed the sole property of CANTOURAGE as they relate exclusively to the END PRODUCTS.

24.	CERTIFICATIONS, PERMISSIONS

The Parties agree that CANTOURAGE alone shall be the sole owner of all certifications or permissions regarding the END PRODUCTS in so far as these relate exclusively to the END PRODUCTS and the TERRITORY.

Bophelo - Cantourage

25.	Rights of third parties

25.1	BOPHELO shall be liable for ensuring that no rights of third parties are infringed through the manufacture and supply of CONTRACTUAL PRODUCTS.

25.2	CANTOURAGE shall be liable for ensuring that no rights of third parties are infringed through the manufacture and supply of END PRODUCTS.

26.	Duties to inform; Inspection rights

26.1	BOPHELO shall without undue delay provide to CANTOURAGE the information required by applicable law relating to the manufacture and supply of CONTRACTUAL PRODUCTS and also in regard to compliance with the duties of BOPHELO agreed in this AGREEMENT.

26.2	BOPHELO shall be obliged to inform CANTOURAGE at the earliest possible date of pending or announced changes in the manufacturing location and process, statutory provisions, in particular applicable accident prevention, occupational safety, environment and similar provisions, the applicable technical standards and the latest recognised rules of science and technology in so far as these concern or may concern the CONTRACTUAL PRODUCTS.

26.3	Each Party shall be entitled to check the other Party’s compliance with the obligations agreed in this AGREEMENT (Audit). The audit is to be announced with a reasonable period of advance notice and to be carried out within the usual business hours of the Party.

26.4	BOPHELO shall retain all information, documents and data concerning the manufacture and supply of CONTRACTUAL PRODUCTS for a period of at least [10] years from the manufacture of the last CONTRACTUAL PRODUCT and deliver the same to CANTOURAGE if required by applicable law.

27.	Alliance Committee

The Parties shall establish an ALLIANCE COMMITTEE that shall manage the fulfilment of this AGREEMENT, in particular, but not limited to the regulatory matters, supply arrangements, adoption and implementation of the ANNUAL MARKETING PLAN etc. The ALLIANCE COMMITTEE shall consist of at least one member of each Party and shall meet at least once a month by teleconference or more regularly as required to fulfil the AGREEMENT.

28.	Export/Import regulations

28.1	BOPHELO must comply at its own cost and expense with all export control, customs and foreign trade regulations applicable in the export countries for the CONTRACTUAL PRODUCTS and obtain all necessary permits unless CANTOURAGE or any third party are obliged to apply for such permits.

Bophelo - Cantourage

28.2	CANTOURAGE must comply at its own cost and expense with all import, customs and foreign trade regulations applicable in Germany and obtain all necessary permits in Germany. CANTOURAGE shall be solely liable for any damage in case CANTOURAGE does not obtain all necessary import permits.

28.3	BOPHELO must provide CANTOURAGE in writing as early as possible with all information and data which CANTOURAGE requires for the application of the import permits - especially the Certificate of Analysis.

28.4	BOPHELO must provide CANTOURAGE in writing upon DELIVERY with all information and data which CANTOURAGE requires for the import / customs clearance. With each shipment, BOPHELO must send the following documents:

•	Certificate of Analysis

•	Delivery Note with the actual amount of CONTRACTUAL PRODUCT declared

•	Pro Forma Invoice with the actual amount of CONTRACTUAL PRODUCT declared

•	Export Permit

28.5	In the case of any changes in the origin and/or of features of the products or services sold to CANTOURAGE and/or the relevant regulations, BOPHELO must update the information specified in Clause 26.2 or any further information which may have become necessary as early as possible but no later than two (2) weeks following the date when these changes came into force and in any event prior to the planned DELIVERY date. BOPHELO shall be liable for all expenses and/or damage suffered by CANTOURAGE by reason of any incorrectness or inaccuracy of the information provided by the supplier unless BOPHELO was not responsible for the breach of duty.

28.6	Neither Party shall be obliged to perform this Agreement if and in so far as relevant regulations, embargos or any other sanctions preclude their performance.

28.7	BOPHELO guarantees the security of its own supply chain and observes corresponding legal requirements. BOPHELO undertakes at the request of CANTOURAGE to provide corresponding proof through certificates or declarations.

28.8	Neither Party shall be responsible for any failure of or delay in performance hereunder which may be due, in whole or in part to any event of FORCE MAJEURE. The Party claiming the existence of a FORCE MAJEURE event shall use commercially reasonable efforts to resume performance under this AGREEMENT as soon as possible, and if it has not performed under this AGREEMENT due to a FORCE MAJEURE event for more than thirty (30) days, the other Party may terminate this AGREEMENT without further cost or liability in addition to any other applicable termination rights.

Bophelo - Cantourage

29.	Confidentiality

29.1	During the term of this AGREEMENT and after termination or expiration of this AGREEMENT for any reason, the RECEIVING PARTY:

29.1.1	shall keep the CONFIDENTIAL INFORMATION confidential;

29.1.2	may not disclose the CONFIDENTIAL INFORMATION to another person except with the prior written consent of the DISCLOSING PARTY or in accordance with Clause 27.2 and 27.3; and

29.1.3	may not use the CONFIDENTIAL INFORMATION for a purpose other than the performance of its obligations under this AGREEMENT.

29.2	During the term of this Agreement or thereafter the RECEIVING PARTY may disclose the CONFIDENTIAL INFORMATION to its employees, sub-contractors and customers only to the extent that it is reasonably necessary for the purposes of this AGREEMENT.

29.3	The RECEIVING PARTY shall ensure that each recipient is made aware of and complies with all the RECEIVING PARTY’s obligations of confidentiality under this AGREEMENT as if the recipient was a party to this AGREEMENT.

29.4	Clause 27.1 to 27.3 do not apply to CONFIDENTIAL INFORMATION which:

29.4.1	is at the date of this AGREEMENT or at any time after the date of this AGREEMENT comes into the public domain other than due to breach of this AGREEMENT by the RECEIVING PARTY;

29.4.2	to the extent such information has to be disclosed by the RECEIVING PARTY to public authorities or courts pursuant to statute or applicable law rules;

29.4.3	can be shown by the RECEIVING PARTY to have been known by the RECEIVING PARTY before disclosure by the DISCLOSING PARTY to the RECEIVING PARTY; or

29.4.4	subsequently comes lawfully into the possession of the RECEIVING PARTY from another source not under obligation of confidentiality to the DISCLOSING PARTY.

30.	FORM

30.1	BOPHELO shall make any legally relevant statement, declaration or notice under this AGREEMENT to Cantourage GmbH, Schloßstr. 112, 12163 Berlin, Germany in text form.

30.2	CANTOURAGE shall make any legally relevant statement, declaration or notice under this AGREEMENT to BOPHELO Khoabane Mojela, Ha Mojela, Ts’Akholo, Mafeteng, Lesotho and in parallel to vidya@akandacorp.com in text form.

Bophelo - Cantourage

31.	Applicable law

This AGREEMENT and the performance of the same shall be governed exclusively by the law of the Federal Republic of Germany (to the exclusion of its conflict of law provisions). The application of the United Nations Convention on Contracts for the International Sale of Goods (CISG) is excluded.

32.	VENUE

32.1	The exclusive court venue for all disputes arising from or in connection with this AGREEMENT shall be Hamburg, Germany.

32.2	CANTOURAGE has the right to sue BOPHELO also at its place of general jurisdiction.

33.	Integral parts of the AGREEMENT

33.1	Integral parts of this AGREEMENT are:

Annex 1: RAP SERVICES

Annex 2: CONTRACTUAL PRODUCTS

Annex 3: PRICES

Annex 4: Quality Assurance Agreement

Annex 5: END PRODUCTS

Annex 6: RAP PLUS SERVICES

Annex 7: Brands, Labelling

33.2	In the case of ambiguities or inconsistencies, the integral parts of the AGREEMENT shall apply in the following order of precedence:

33.2.1	Prior-ranking, the text of this AGREEMENT shall apply; thereafter the Annexes in the order of their numbering.

33.2.2	Provisions of higher rank shall have precedence in the case of inconsistencies with provisions of lower rank.

33.2.3	Terms and conditions deviating from this AGREEMENT shall have no validity unless the Parties have agreed the deviation in a contractual document signed by both sides with express reference to the contrary provisions of this AGREEMENT.

33.2.4	Should inconsistencies or ambiguities arise which cannot be unequivocally dispelled through the foregoing order of priority, BOPHELO shall be obliged to inform CANTOURAGE in writing without delay.

Bophelo - Cantourage

34.	Final provisions

34.1	No ancillary agreements have been made.

34.2	In so far as any earlier agreements between the Parties exist in regard to the CONTRACTUAL PRODUCTS and their supply, these agreements lose their validity upon signature to this AGREEMENT.

34.3	General terms and conditions of either Party shall not apply even if a Party has referred to such terms and conditions.

34.4	This AGREEMENT is executed in duplicate. Each Party hereto receives one signed copy.

34.5	Any amendments or supplements need to be made in written form in order to be effective. This also applies for the revocation or amendment of the requirement of the written form.

34.6	Should individual provisions of this AGREEMENT be or become ineffective or incapable of performance, either in whole or in part, or should this AGREEMENT contain any gap in its provisions, the effectiveness of the remaining provisions shall not be thereby affected. In place of the ineffective provision or provision incapable of performance or for the purpose of filling any gap in the contractual provisions, such arrangement shall be deemed to be agreed as most closely reflects that which the Parties hereto intended or, in accordance with the intent and purpose of the AGREEMENT, would have intended had they given consideration to the point.

Berlin, the 9/15/2021	Johannesburg, the 9/15/2021

/s/ Patrick Hoffman	/s/ Trevor Scott
Cantourage GmbH	Bophelo Bio Science and Wellness (Pty) Ltd

Bophelo - Cantourage

ANNEX 1

(RAP SERVICES and REFINEMENT)

A.	RAP SERVICES

Initial setup to secure an initial Import Permit

Paper Audit:

Checking the following documents and comparing them with own specifications to decide whether BOPHELO; is eligible for the program or not:

•	valid cultivation license
•	representative certificates of analysis (CoAs)
•	self-disclosure about products
•	basic statement on the use of pesticides and fertilizers

Audit by Cantourage:

•	Auditing BOPHELO; on site to check the conformity of BOPHELO; with the GACP guidelines (in certain cases with support of qualified third-party experts)
•	Using checklists, which are based on the WHO guidelines on good agricultural and collection practices (GACP) for medicinal plants:

▪	Quality assurance
▪	Propagation
▪	Cultivation
▪	Harvest
▪	Primary processing
▪	Packaging

Product Definition:

•	Definition and check of the product quality in consideration of the DAB monography (e.g. heavy metals, microbiology, pesticides)
•	Working with the guidelines that are also specified by the European medicinal book for herbals & drugs
•	Checking in the German market whether END PRODUCT name may be used or not and checking the END PRODUCT names for trademark violations

Registration:

•	Inclusion of BOPHELO; in the narcotic license and manufacturing authorization
•	Narcotic registration of all necessary third parties (e.g. logistic providers)
•	Expanding Cantourage’s BTM-license to include the END PRODUCTS

Bophelo - Cantourage

Product Registration:

Registration of various END PRODUCTS including the product central number (PZN) at the “Informationsstelle für Arzneispezialitäten” (IFA).

Import Permit:

•	Applying the Import Permit “Einfuhrgenehmigung” at the “Bundesopiumstelle”
•	Sending the 2 originals to BOPHELO

Export Permit:

•	Helping BOPHELO; with the application and the fulfillment of the export if necessary

Manufacturing Process

Import Management:

•	Arranging a pickup at a German airport
•	Fulfillment of all relevant aspects for customs clearance
•	Responsibility for the CONTRACTUAL PRODUCTS from the German Airport on
•	Carrying and shipping under GDP conditions, which means that the temperature is between 15-25 degrees, the shipment is always safe & secure and also traceable at any time

Quality Management:

As part of the quality management of Cantourage, the following procedures take place with every import:

•	Incoming goods inspection (transport documentation e.g. temperature)
•	Comparing quantities with delivery note
•	Taking a representative sample
•	Carrying out a quality control of the sample
•	Checking the client’s certificate of analysis (CoA) with the DAB monography
•	prompt identification of any defects in accordance with the Agreement

Batch Labeling:

•	Creating a label that is conform with the European drug law consisting two parts (product-specific level and presentation of the analysis certificate)
•	In other European countries, the label is created in coordination with local representatives of the individual states

Bophelo - Cantourage

Testing and Release:

After the CONTRACTUAL PRODUCT is transformed to END PRODUCTS, it will be tested and released by Cantourage before it can be sold:

•	Taking a representative sample

•	Carrying out the quality control

•	Releasing batch if all quality assurance parameters match

•	taking all other steps to ensure compliance with EU GMP standards

Order & fulfillment

Storage of CONTRACTUAL PRODUCTS and END PRODUCTS:

The CONTRACTUAL PRODUCTS and END PRODUCTS are always stored in an anesthetic warehouse under GMP conditions and the requirements of the relevant German and EU guidelines:

•	Temperature is between 15-25 degrees

•	Humidity and air quality are continuously monitored

•	Product is always kept safe & secure

•	Product is stored on one or more pallets in an assigned storage location

Order Management & Fulfillment:

To ensure that all processes run smoothly, Cantourage is setting up an own module in a proven virtual Enterprise resource planning system (ERP system) for BOPHELO:

•	Introducing all CONTRACTUAL PRODUCTS and END PRODUCTS into the system

•	Handling the entire order acceptance via phone, fax, email and the shop with an experienced team of salespeople

•	Introducing the entire DISTRIBUTOR data into the ERP in order to do the shipping and the billing with BOPHELO; and our logistic providers

•	Shipping the END PRODUCT within the TERRITORY under GDP conditions

•	Fulfilling the entire narcotic documentation within the shipping process

Return handling & reclamation:

Cantourage does the return handling & reclamation. Within the process, each complaint is first checked and assessed by Cantourage’s quality assurance.

•	Fulfilling a detailed determination and an evaluation of the cause

•	Tracking the process and e.g. testing a batch if necessary

•	Taking care of the narcotic documentation and the physical transport management within the reclamation process

•	Fulfilling any payments of refunds that might be required

Bophelo - Cantourage

Payment Fulfillment:

•	Fulfilling the cash flow management including the posting of the receivable

•	Checking and posting of incoming payments for the individual orders

•	Sending out payment reminders within the reminder management when the payment target is exceeded

•	CANTOURAGE will undertake all necessary measures to ensure payments due for the delivery of END PRODUCTS are paid on time and in full

Documentation:

•	Providing monthly KPIs to BOPHELO;

•	Summarizing the sales and presenting them in Euro amounts and product quantities

•	Documenting the inventories (incoming and outgoing goods), as well as the gross margin analysis

•	Sharing monthly documentation with the client, in order to discuss future approaches.

B.	REFINEMENT

Product Transformation:

Transforming the CONTRACTUAL PRODUCTS into an END PRODUCT by an EU GMP compliant manufacturer in accordance with the relevant EU guidelines thereby producing EU GMP compliant product that can be sold as such in Germany and will be palatable and appealing to consumers. The activities CANTOURAGE will undertake to do this include but are not limited to:

•	Trimming

•	Post treatment (if necessary)

•	Drying (if necessary)

•	Packing

•	Labeling according to defined manufacturing regulations

•	Testing and Release

In the course of the REFINEMENT there will be trimming and drying losses as well as retentions and testing provisions that will not be included into the END PRODUCT. Cantourage will keep a record of these losses and retentions, but also of the yield, and will disclose them to BOPHELO; immediately after the REFINEMENT process.

CANTOURAGE will make the best endeavors to sell the trimming loses and any profits will be split between the 2 parties as per a normal sale of product outlined in this contract. At all times, BOPHELO owns the trimming losses and has the right to request CANTOURAGE ship such product to another party at BOPHELOS’s cost.

Bophelo - Cantourage

ANNEX 2

(CONTRACTUAL PRODUCTS)

The CONTRACTUAL PRODUCTS must comply with the following parameters and specification:

Test Parameter	Test Method	Specification
Appearance	Organoleptic	Dried plant material, branches of Cannabis flowers
(untrimmed) and smaller leaves, without larger leaves
Colour	Organoleptic	Green, grey-green or brown-green
Odour	Organoleptic	Characteristic for Cannabis
Identity of present Cannabis flowers	Macroscopic	Presence of female flowers according to DAB-Monograph “Cannabis flos” Identity test A:

The female blossoms are either whole or have fallen into individual pieces. The bracts and flowers stand closely together and the entire flower forms a strongly clinched panicle of approximately 1 to 5 cm in length and width, with the dark green bracts protruding somewhat. The light brown to brown pistil and cicatrices are together up to 1 cm in length. The tepals are green to light green and, like the bracts, densely covered in yellow-white hairs and covered in resin. The crumbled drug contains fragments of the peduncles, bracts and panicle segments as well as individual flowers and floral organs. The individual flowers are approximately 5 to 10 mm in length, sometimes with short petioles, and consist of a hood-like, green to light green tepal, the female ovaries of 1 to 2 mm in size, which may contain a small brown ovule, and a brown pistil with 2 long, thin cicatrices. The bract fragments are dark green to green, the peduncles light green. The bracts and all floral organs, apart from the tepals, are more or less densely covered in glandular hairs sticky with excreted resin.
Health	Organoleptic	No visible sign of diseases or pest contamination
Foreign Material	Ph.Eur. 2.8.2	< 2% (m/m)
Loss on Drying	Ph.Eur. 2.2.32	10-15% (m/m)
Total Ash	Ph.Eur. 2.4.16	Max. 20% (m/m)
Heavy Metals	Ph.Eur. 2.4.27	Lead: max. 5.0 ppm
Mercury: max. 0.1 ppm
Cadmium: max. 1.0 ppm
Pesticides	Ph.Eur. 2.8.13	Comply with Ph.Eur. 2.8.13
Microbiological Quality	Ph.Eur. 2.6.31	TAMC: max. 2.5 x 10[6] cfu/g
TYMC: max. 2.5 x 10[5] cfu/g
Bile-tolerant Gram negative bacteria: max. 10[4] cfu/g
Escherichia coli: absent in 1 g
Salmonella: absent in 25 g
Pseudomonas aeruginosa: absent in 1 g
Staphylococcus aureus: absent in 1 g
Total THC content	HPLC acc. to Ph.Eur. 2.2.29	Between 90% and 110% of the content separately agreed in text form for the specific product
Total CBD content	HPLC acc. to Ph.Eur. 2.2.29	Between 90% and 110% of the content separately agreed in text form for the specific product

Bophelo - Cantourage

ANNEX 3

(PRICES)

A.	RAP SERVICE PRICE

The price for the RAP SERVICE is 420.000 EUR and is payable as followed:

•	20.000 EUR, due 10 days after signing of this Agreement and receipt of a proper invoice

•	200.000 EUR, due 10 days after REFINEMENT and the first sale of END PRODUCTS to a DISTRIBUTOR

•	Upon IPO, Bophelo will issue 200,000 EUR of IPO stock to Cantourage. Stock will be held in escrow until first sale obligation is met. Equity would vest immediately on that first sales event.

B.	RAP PLUS SERVICE PRICES

PLUS Service	One time fee	Recurring / monthly fee
Homepage	10.000 € (*)	500 €
Direct HCP access	10.000 € (*)	500 €
Listing at wholesales	7.500 € / wholesale (*)	150 € / wholesale
Info material	10.000 € (*) / 20.000 € / 40.000 €	Printing costs
Pharma representatives	5.000 € / pharma rep	7.000 € / pharma rep
Press announcements	2.000 € + placement costs	-
Advertisements	Real costs + 15%	-
Newsletter	1.750 €	Printing and distribution costs
Education program	20.000 €	500 € / physician
Patient support	10.000 €	Printing costs
Social Media	1.500 €	1.000 €
Launch Event	15.000 €	-

(*) These PLUS Service are included in the price of € 420.000 for the RAP Service.

The above given prices are rough estimates, based on the experience of CANTOURAGE for a basis package. Each final price depends on the extent of a chosen service and the respective service agreement.

Bophelo - Cantourage

C.	PURCHASE PRICE

The PURCHASE PRICE will be calculated as price per gram of END PRODUCTS received by REFINEMENT of CONTRACTUAL PRODUCTS and consists out of a 70,0 % share of the AVERAGE SELLING PRICE. It is calculated as followed:

AVERAGE SELLING PRICE per gram x 70%

PURCHASE PRICE and AVERAGE SELLING PRICE refer to the resulting weight of END PRODUCTS.

The weight of END PRODUCTS as a basis for the PURCHASE PRICE will be lower than the weight of CONTRACTUAL PRODUCTS, due to trimming and drying losses that occur during the REFINEMENT. Moreover, CANTOURAGE must withhold a minimum quantity of refined CONTRACTUAL PRODUCTS for testing and retentions that will not be included into the END PRODUCT.

The minimum PURCHASE PRICE that CANTOURAGE has to pay to BOPHELO for CONTRACTUAL PRODUCTS is 2,80 EUR per gram of the END PRODUCT that was refined from the respective CONTRACTUAL PRODUCT (“MINIMUM PURCHASE PRICE”).

D.	SELLING PRICE

The SELLING PRICE will be set by CANTOURAGE in its own discretion.

Bophelo - Cantourage

ANNEX 4

-

QUALITY ASSURANCE AGREEMENT

Bophelo - Cantourage

Bophelo - Cantourage

QUALITY ASSURANCE AGREEMENT

Production and Quality Control

of Medicinal Cannabis Starting Material

(Version 01)

between	Cantourage GmbH
Heinrich-Mann-Str.12
14532 Kleinmachnow
Germany

– hereinafter referred to as “Cantourage” –

and	Bophelo Bio Science and Wellness (Pty) Ltd
Khoabane Mojela, Ha Mojela, Ts’Akholo, Mafeteng
Lesotho

– hereinafter referred to as “BOPHELO” –

Bophelo - Cantourage

34.7	Preamble

The parties to this Agreement consent that, due to legal provisions, the quality of Medicinal Cannabis Starting Material must be assured. The corresponding provisions must be obeyed.

Against this background, the parties to this Agreement conclude the following contract which is the basis for all shipments of Cannabis Materials from BOPHELO to Cantourage.

The following agreements relate to the quality part of the business relations between Cantourage and BOPHELO. Arrangements on prices and other commercial terms are reserved for a separate agreement.

Legal Background

Cultivation of Cannabis in the country of origin must be done for medical purposes under governmental control according to articles 23 and 28 paragraph 1 of the Single Convention on Narcotic Drugs from 1961. Both Germany and Lesotho signed the UN Single Convention on Narcotic Drugs.

BOPHELO owns a cultivation license issued by the responsible authority of Lesotho. BOPHELO will undertake all measures to maintain this license. In the case BOPHELO’s license will be suspended or withdrawn by the authority, this Quality Assurance Agreement is not or no longer executed.

Bophelo - Cantourage

Glossary

GACP

European “Guideline on Good Agricultural and Collection Practice for Starting Materials of Herbal Origin” (Doc. Ref. EMEA/HMPC/246816/2005 (20 February 2006)).

Manufacture

All activities necessary to obtain the contracted Medicinal Cannabis Material, including propagation, cultivation, harvest, post-harvest processing, packaging, quality control.

Manufacturing site

Location where BOPHELO carries out all activities to cultivate and process the contracted Medicinal Cannabis Material as specified in Appendix 1 of this agreement. The cultivation license is used for the following manufacturing site:

Bophelo Bio Science and Wellness (Pty) Ltd

Ts’Akholo, Mafeteng

Lesotho

Production

see Manufacture

Bophelo - Cantourage

1	Scope

Until further notice, the provisions of this Agreement apply to all Medicinal Cannabis MaterialsBOPHELO supplies and which are listed in Appendix (1) to this Agreement together with the agreed specifications.

This Quality Assurance Agreement outlines the responsibilities of Cantourage and BOPHELO with respect to the quality assurance of Medicinal Cannabis Materials produced and supplied by BOPHELO. The responsibilities of Cantourage and BOPHELO are outlined in Appendix (2). Important contact persons are listed in Appendix (3).

2	Supplier / manufacturer

In case of this agreement, BOPHELO is the supplier and producer of the Medicinal Cannabis Materials.

BOPHELO has reported its activities to the competent authority under the national requirements and is under survey of this authority.

3	Requirements to the production of Medicinal Cannabis Materials

3.1	BOPHELO is obliged to name the manufacturing site/s of the supplied Medicinal Cannabis Materials.

The manufacturing site is:

Bophelo Bio Science and Wellness (Pty) Ltd

Ts’Akholo, Mafeteng

Lesotho

3.2	BOPHELO must inform Cantourage about any changes in the manufacturing site or manufacturing procedure that can affect the quality and safety of the products prior to the first delivery of concerned products.

3.3	BOPHELO ensures that the requirements of the GACP guidelines are fulfilled. BOPHELO will undertake all measures to maintain this GACP conformity.

3.4	BOPHELO must inform Cantourage about all substances used in the cultivation and processing of the Medicinal Cannabis Material, especially about all used fertilizer and pesticides. All pesticides used must be approved for use on medicinal plants by both local and European governments at application levels intended to meet established tolerance levels for the Cannabis.

3.5	BOPHELO ensures that the legislative limits for pesticides and heavy metals as well as the microbiological purity and all other specifications as defined in Appendix (1) are kept (to be certified in the Certificate of Analysis).

3.6	BOPHELO is obliged to give all information about the Cannabis Material that is or could be necessary to fulfil statutory requirements (e.g. import licence into the EU) or any information relevant for the European market as requested by Cantourage.

Bophelo - Cantourage

4	Stability data

4.1	BOPHELO provides Cantourage with available stability data related to the contracted Cannabis Material. The primary packaging material used for stability tests must be identical with the packaging material as defined in Appendix (4).

4.2	Cantourage considers all stability data provided by BOPHELO for the determination of shelf-life and storage conditions for products for the European market.

5	Packaging / Delivery

5.1	In order to keep the quality of Medicinal Cannabis Materials and the integrity of individual containers, BOPHELO uses suitable primary and transport packaging systems. Primary packaging materials are agreed between Cantourage and BOPHELO and defined in Appendix (4).

5.2	BOPHELO will take all measures to avoid any mix-ups or cross-contaminations or microbial contamination during packaging and labelling. Each single primary container is labelled at least with Material name, batch number, filling weight. Each single transport container (shipping box) is also labelled at least with Material name, batch number, number of contained primary containers. Mix-ups of different materials in one transport container should be avoided.

5.3	The following documents must be provided with each delivery:

-	Batch-specific Certificate of Analysis (CoA) showing which parameters have been checked in each batch (including found values and specified limits) and which have been found on a statistical basis (skip lot testing);

-	Batch-specific Certificate of Manufacture (CoM) according to GACP;

-	a proper delivery note;

The delivery is not complete unless all mentioned documents are available.

5.4	The relevant legal provisions on safety and transport must be observed. Relevant Import Permits must be applied and submitted by Cantourage. Export permits must be applied and submitted by BOPHELO.

5.5	BOPHELO is responsible for the transport of the Medicinal Cannabis Materials from BOPHELO to Cantourage.

6	Quality Control

6.1	BOPHELO will proceed the quality control according to the agreed specifications and test procedures as defined in Appendix (1) by using its own laboratory (in-house) and/or a third-party laboratory.

6.2	BOPHELO is responsible for testing the contracted products in accordance with approved validated or qualified methods and specifications using calibrated equipment. BOPHELO is responsible for having a program for qualification, calibration, and preventive maintenance of all analytical equipment.

6.3	BOPHELO must ensure that the third-party laboratory has been fully qualified via BOPHELO’s third-party qualification process prior to performing such activities. BOPHELO shall, however, retain all obligations under this Agreement.

6.3	BOPHELO will inform Cantourage about changes in the testing procedures that can affect the quality and safety of the products prior to the first delivery of concerned products.

Bophelo - Cantourage

7	Flaw management

7.1	Any visual flaws at incoming deliveries (e.g. outer packaging) are recorded on the delivery note and must be notified to BOPHELO. The measures to be taken are agreed between BOPHELO and Cantourage on a case-by-case basis.

7.2	If any flaws are discovered afterwards, BOPHELO must be informed immediately. The measures to be taken are also agreed between BOPHELO and Cantourage on a case-by-case basis.

7.3	Cantourage informs about hidden flaws as soon as they become known.

8	Quality Assurance System

8.1	The quality assurance system applied by BOPHELO bases on the guidelines of GACP and the relevant national legal stipulations.

8.2	BOPHELO will undertake all measures to maintain GACP certification issued by the competent authority.

8.3	BOPHELO allows Cantourage and its representatives or third persons authorised by Cantourage to perform audits on site to check and evaluate the QA system (audit) and relevant rooms, procedures and equipment, and to look into all the documentations that relate to the Medicinal Cannabis Materials to be supplied.

9	Deviations and Change Control

9.1	According to its Deviation SOP, BOPHELO categorizes events as Incidents, Deviations and Critical Deviations – depending on the quality impact on the product and/or patient. BOPHELO will inform Cantourage about Deviations and Critical Deviations from the specified and agreed manufacturing and testing procedures, product specifications and batch results (OOS) with regard to the Medicinal Cannabis Materials in writing.

The deviation must be evaluated by BOPHELO with regard to the impact on the product quality and impact on patient safety.

9.2	BOPHELO will inform Cantourage about changes in the manufacturing site, the testing location, the manufacturing and/or testing procedure as well as the product specification/s of the Medicinal Cannabis Materials to Cantourage in writing. This relates to changes that can affect the quality and safety of the products. BOPHELO must inform Cantourage about those changes prior to the first delivery of concerned products.

10	Documentation

10.1	All documents necessary to trace back quality and products of the contracted Medicinal Cannabis Materials should be stored at the site of BOPHELO, for at least 5 years after releasing the batch.

10.2	The following documents must be provided with each delivery:

-	Batch-specific Certificate of Analysis (CoA) showing which parameters have been checked in each batch (including found values and specified limits) and which have been found on a statistical basis (skip lot testing);

-	Batch-specific Certificate of Manufacture (CoM) according to GACP;

Bophelo - Cantourage

-	a proper delivery note.

11	Confidentiality

11.1	BOPHELO and Cantourage mutually undertake to observe secrecy on each other’s know-how that became known to them in the course of this Agreement. This also applies for a period of three years after the co-operation has ended.

11.2	The obligation of confidentiality and of not using information does not apply if that information

a)	was already known to the other party before its disclosure under the Agreement and the other party declares this fact immediately, or

b)	has become common property through publication or by other means, or

c)	becomes known to one of the parties without originated directly or indirectly from the other party.

d)	is made available to Authorities due to legal requirements.

12	Term / Termination

12.1	This Agreement shall come into force and effect once signed by the both parties hereby. It shall be concluded for an indefinite period and may be terminated with due observance of a notice period of six months.

12.2	The right for an extraordinary termination for good cause (e.g. invalidity of GACP conformity) is not affected.

12.3	Each termination must be effected in writing.

13	Miscellaneous

13.1	Amendments and addenda to this Agreement and its appendices shall be invalid unless made in writing.

13.2	Should a provision of this Agreement prove to be invalid either in part or in full or lose its validity at a later date, the validity of the other provisions shall not be affected. Another appropriate provision shall apply in place of the invalid provision, insofar as legally permissible, that comes closest in economic terms to what the parties wanted or would have wanted had they been aware of the invalidity of the provision.

13.3	The defendant’s seat is determined as the place of jurisdiction according to the legal requirement.

13.4	All rights and obligations under this contract will also devolve upon the contract parties’ legal successors.

Bophelo - Cantourage

14	Signatures

Berlin, 15/09/2021	Kleinmachnow, 14/09/2021
Place, date	Place, date

/s/ Patrick Hoffman	/s/ Constanze Pelzer
Signature	Signature
Cantourage GmbH	Cantourage GmbH
Managing Director	Qualified Person

Johannesburg, 15/09/2021	London, UK 15/09/2021
Place, date	Place, date

/s/ Trevor Scott	/s/ Dallas Dunkley
Signature	Signature
Bophelo Bio Science and Wellness (Pty) Ltd	Bophelo Bio Science and Wellness (Pty) Ltd
Managing Director	Quality Assurance Manager

Bophelo - Cantourage

Appendices:

(1)	List of Medicinal Cannabis Products, agreed specifications and test methods

(2)	Quality Responsibilities Table

(3)	List of Contact Persons

(4)	Quality of Primary Packaging Material

Bophelo - Cantourage

APPENDIX (1)

List of contracted Medicinal Cannabis Products,

agreed specifications and test methods

(Version 01)

To the

QUALITY ASSURANCE AGREEMENT

Production and Quality Control

of Medicinal Cannabis Starting Materials

between	Cantourage GmbH
Heinrich-Mann-Str.12
14532 Kleinmachnow
Germany

– hereinafter referred to as “Cantourage” –

and	Bophelo Bio Science and Wellness (Pty) Ltd
Khoabane Mojela,
Ha Mojela, Ts’Akholo, Mafeteng,
Lesotho

– hereinafter referred to as “BOPHELO” –

Bophelo - Cantourage

1.1.	List of contracted Medicinal Cannabis Products

Contracted Medicinal Cannabis Products are GACP Cannabis Starting Materials of agreed genetics (Cannabis strains).

For each single contract product, an individual specification sheet based on Annex 2 of the Supply Agreement is issued and signed by BOPHELO and submitted to Cantourage.

1.2.	List of agreed specifications and test methods

See Annex 2 of the Supply Agreement.

For each single contract product, an individual specification sheet based on Annex 2 of the Supply Agreement is issued and signed by BOPHELO and submitted to Cantourage.

1.3.	History

Version	Status	Changes of previous version
01	06 / 2020	---

Bophelo - Cantourage

APPENDIX (2)

Quality Responsibilities Table

(Version 01)

To the

QUALITY ASSURANCE AGREEMENT

Production and Quality Control

of Medicinal Cannabis Starting Materials

between	Cantourage GmbH
Heinrich-Mann-Str.12
14532 Kleinmachnow
Germany

– hereinafter referred to as “Cantourage” –

and	Bophelo Bio Science and Wellness (Pty) Ltd
Khoabane Mojela,
Ha Mojela, Ts’Akholo, Mafeteng,
Lesotho

– hereinafter referred to as “BOPHELO” –

Bophelo - Cantourage

2.1.	Quality Responsibilities

	Responsibilities	Cantourage	BOPHELO
1	Compliance Requirements
1.1	Implement procedures and/or documented training to meet obligations under this Agreement.		x
1.2	Follow applicable current GACP and locally imposed requirements.		x
1.3	Cultivation, harvesting, drying, packaging, testing, storage in an environment meeting the applicable regulations, which is designed, constructed and maintained in a manner that a) permits the operation therein to be performed under clean, sanitary and orderly conditions; b) permits the effective cleaning of pertinent surfaces; and c) prevents the contamination of Medical Cannabis Starting Materials and the addition of extraneous material on Medical Cannabis Starting Materials.		x
1.4	Operate in compliance with applicable environmental, occupational health and safety laws and regulations.		x
1.5	Maintain a quality unit that is independent of production that fulfils both quality assurance and quality control responsibilities.		x
1.6	Involve the quality unit in all quality related matters and have them review and approve all quality critical related documents.		x
1.7	As it relates to this Quality Agreement, notify the other party of name changes, corporate reorganization, consolidation, merger or acquisition or sale of the party’s company. Notify other party of key personnel changes.	x	x
1.8	Maintain internal audit program (self-inspection).	x	x
1.9	Further Processing of the Cannabis Starting Material according GMP Guidelines to receive Medicinal Cannabis Products of a quality as defined by related monographs of the German and European Pharmacopoeia.	x
1.10	Preparation of Product Quality Review according to GMP with regard to any changes to the processes or analytical methods, results of stability monitoring, quality related returns (EU market), complaints, recalls, adequacy of corrective actions.	x
2	Right to Audit
2.1	Cantourage has the right to audit BOPHELO´s facilities and systems and review documents as they relate to the manufacture of Medical Cannabis Starting Materials. Such inspections and document review shall be conducted by Cantourage at a time, date and duration mutually agreeable to BOPHELO and Cantourage.	x
2.2	Cantourage retains the right to conduct reasonable “for cause” audits. Specific goals/scope of the audit, proposed dates and names of the auditors will be agreed upon mutually by Cantourage and BOPHELO.	x
2.3	Cantourage provides BOPHELO with a confidential audit report summarizing audit observations.	x
2.4	BOPHELO provides Cantourage with responses to all observations documented in the issued audit report in writing to Cantourage’ Quality Assurance within 30 days of receipt of the report.		x

Bophelo - Cantourage

	Responsibilities	Cantourage	BOPHELO
3	Regulatory Inspections and Exchanges
3.1	Notifies Cantourage within three business days of the receipt of a Regulatory Authority inspection report, deficiency letter or written regulatory compliance observation, which contains any significant adverse findings that relate to Medical Cannabis Starting Materials or the facilities used to produce, test or warehouse Medical Cannabis Starting Materials sold to Cantourage. A significant adverse finding is herein defined as the following: conditions, practices, or processes that adversely affect or may potentially adversely affect product or service quality and/or the rights, safety or well- being of subjects/patients and/or quality and integrity of data, documentation, or other materials or information addressed in the inspection.		x
4	Complaints
4.1	Has written procedures in place to document, investigate, and respond to all quality related complaints.	x	x
4.2	Assists in investigations as reasonably requested by Cantourage for complaints associated with Medical Cannabis Starting Materials.		x
4.3	Retains complaint investigation records and evaluate trends and severity. Implement corrective and preventive actions as necessary.		x
4.4	Cantourage will evaluate all complaints and respond to the complaining side.	x
5	Qualification/Validation
5.1	Follows a written qualification master plan for the facilities, equipment/instruments, and computerized systems as appropriate.		x
5.2	Follows a written validation master plan for related production and testing steps.		x
5.3	Qualify all necessary all critical systems and equipment used for the manufacture and control of the contracted products.		x
5.4	Allow viewing the qualification/validation documentation during an onsite audit.		x
6	Documents and Records
6.1	Has a controlled system to initiate, review, revise, approve, obsolete and archive all manufacturing documentation. At a minimum, all production, control, and distribution records should be retained for at least 5 year after the release of the batch.		x
6.2	Has a written procedure for the review and approval of all batch documentation.		x
6.3	Maintain a document control system for specifications and test methods, including product labelling, packaging materials and other materials that would likely affect product quality.		x

Bophelo - Cantourage

	Responsibilities	Cantourage	BOPHELO
6.4	Provide a complete Certificate of Analysis for the product, containing “at minimum” the following information:		x

Name (variety) of the material,
Batch number,
Package size,
Manufacturing site,
Harvest date,
Package date,
Testing site,
Name of the test,
Specification limit,
Test result (as a numerical value, unless designated Pass/Fail in the specification limit),
Testing date,
Quality Assurance/Control approval and date.
6.5	Provides confirmation that the Medical Cannabis Starting Material was manufactured (cultivated, harvested, primary processed), packed and tested in accordance with GACP requirements, and was tested in accordance with and meets agreed specification.		x
7	Change Control
7.1	Has established written procedures for control of changes impacting the product.	x	x
7.2	Notifies Cantourage within a reasonable time about changes that can affect the quality and safety of the products (called significant).		x
7.3	Has significant changes reviewed and approved by its quality unit.		x
8	Deviations/OOS
8.1	Has procedures for the identification, investigation of deviations and Out-of-Specification (OOS) results that occur during the manufacture and testing of Medical Cannabis Starting Materials.		x
8.2	Documents and explains all deviation. Investigates OOS results and critical deviations.		x
8.3	Notifies Cantourage within a reasonable time about Major and Critical deviations. Deviations are categorized as Minor, Major and Critical (depending on the quality impact on the product) according to BOPHELOs deviation SOP.		x
9	Production and In-Process Controls, Packaging and Labelling
9.1	Procures, tests as required, and releases packaging and labelling materials used in manufacture of the contracted products.		x
9.2	Defines specifications for product labelling and packaging materials and other materials that would likely affect product quality.	x
9.3	Establish and document specifications for product labelling and packaging materials and other materials that would likely affect product quality.		x
9.4	Manufactures the contracted Cannabis Starting Materials in a manner that prevents contamination by other materials including carryovers.		x
9.5	Records all production steps and related in-process controls in a Batch Record.		x
9.6	Releases Medical Cannabis Starting Materials by its quality unit.		x

Bophelo - Cantourage

	Responsibilities	Cantourage	BOPHELO
10	Storage and Distribution
10.1	Maintains storage facilities appropriate for conditions having no negative impact on the quality and integrity of the Medicinal Cannabis Starting Materials. Maintain records of any critical storage conditions.		x
10.2	Has systems for controlling quarantined, rejected or recalled materials.		x
10.3	Notifies Cantourage in a timely manner in the case of finding a quality issue post release/shipment.		x
10.4	Organization and realization of transport of the contracted materials to the responsible custom site in Germany (Airport Berlin Tegel).		X
10.5	Organization and realization of transport of the contracted materials after customs clearance to the contracted storage partner in Germany.	x
11	Laboratory Controls
11.1	Has a written procedure for sample management, testing, approval, disposition, recording, storage, retention and disposal of laboratory data.		x
11.2	Retains samples of the Cannabis Starting Materials as required by regulatory agencies.	x	x
11.3	Has written procedures and appropriately document the preparation, use and management of reagents, solutions, and standards for testing the Cannabis Starting Materials.		x
11.4	Defines release specifications for Medicinal Cannabis Starting Materials.	x
11.5	Responsible for having appropriate test procedures for Medical Cannabis Starting Materials.		x
11.6	Responsible for testing the contracted materials in accordance with approved validated or qualified methods and specifications using calibrated equipment.		x
11.7	Responsible for the third party laboratory testing Medical Cannabis Starting Materials in accordance with approved validated or qualified methods and specifications using calibrated equipment.		x
11.8	Responsible for having a program for qualification, calibration, and preventive maintenance of all analytical equipment.		x
11.9	Responsible for the third party laboratory having a program for qualification, calibration, and preventive maintenance of all analytical equipment.		x
11.10	Responsible for analytical method development, qualification and/or validation as appropriate.		x
12	Recalls
12.1	In the event that either Cantourage or BOPHELO determines an event or circumstances has occurred relating to the manufacture, testing or stability of the contracted materials which may result in the need for a recall, stock recovery or market withdrawal, BOPHELO and Cantourage shall consult with each other in a timely manner. The final decision to recall products from the European market shall be made by Cantourage.	x	x
12.2	Notification of the recall or similar action to the competent authorities and customers in Europe.	x
12.3	Notification of the recall or similar action to the competent authorities and customers in Lesotho.		x

Bophelo - Cantourage

2.2.	History

Version	Status	Changes of previous version
01	06 / 2020	---

Bophelo - Cantourage

APPENDIX (3)

List of Contact Persons

(Version 01)

To the

QUALITY ASSURANCE AGREEMENT

Production and Quality Control

of Medicinal Cannabis Starting Material

between	Cantourage GmbH
Heinrich-Mann-Str.12
14532 Kleinmachnow
Germany

– hereinafter referred to as “Cantourage” –

and	Bophelo Bio Science and Wellness (Pty) Ltd
Khoabane Mojela,
Ha Mojela, Ts’Akholo, Mafeteng,
Lesotho

– hereinafter referred to as “BOPHELO” –

Bophelo - Cantourage

3.1.	List of Contact Persons at Cantourage

Function	Name	Contact Data
Managing Director	Philip Schetter	schetter@cantourage.com
Qualified Person	Constanze Pelzer	pelzer@cantourage.com
Head of Quality Assurance	Constanze Pelzer	pelzer@cantourage.com
Head of Quality Control	Constanze Pelzer	pelzer@cantourage.com
Head of Sales	Bernhard Retzer	retzer@cantourage.com

3.2.	List of Contact Persons at BOPHELO

Function	Name	Contact Data
CEO	Tej Virk	tej@akandacorp.com
Quality Assurance Manager	Dallas Dunkley	dallas@akandacorp.com
CFO	Trevor Scott	trevor@akandacorp.com

3.3.	History

Version	Status	Changes of previous version
01	06 / 2020	---

Bophelo - Cantourage

APPENDIX (4)

Quality of Primary Packaging Material

(Version 01)

To the

QUALITY ASSURANCE AGREEMENT

Production and Quality Control

of Medicinal Cannabis Starting Material

between	Cantourage GmbH
Heinrich-Mann-Str.12
14532 Kleinmachnow
Germany

– hereinafter referred to as “Cantourage” –

and	Bophelo Bio Science and Wellness (Pty) Ltd
Khoabane Mojela,
Ha Mojela, Ts’Akholo, Mafeteng,
Lesotho

– hereinafter referred to as “BOPHELO” –

Bophelo - Cantourage

4.1. Quality of Primary Packaging Material

Cannabis Starting Material

Part of Packaging System	Material	Quality
Aluminium Foil Bag	Aluminium composite film (e.g. PET/ALU/PE)	The product touching layer consists of Polyethylene (PE) and complies with Regulation (EU) 10/2011 incl. all changes and corrections.

4.2.	History

Version	Status	Changes of previous version
01	06 / 2020	---

Bophelo - Cantourage

ANNEX 5

(END PRODUCTS)

Bulk Sizes

To be determined between both PARTIES following the conclusion of the contract.

Specification

	Method	Specification
Characteristics	DAB Cannabis flos (Characteristics)	Characteristic smell
Identity
appearance	DAB Cannabis flos (Identity A)	Comply with monograph
microscopy	DAB Cannabis flos (Identity B)	Comply with monograph
thin layer chromatography	DAB Cannabis flos (Identity C), Ph.Eur. 2.2.27	Comply with monograph
Purity
Foreign material	DAB Cannabis flos / Ph.Eur. 2.8.2	Max. 2% (m/m)
Loss on Drying	DAB Cannabis flos / Ph.Eur. 2.2.32	Max. 10%
Pesticides	Ph.Eur. 2.8.13	Comply with Ph.Eur. 2.8.13
Absence of heavy metals	Ph.Eur. 2.4.27
Lead		Max. 5.0 ppm
Mercury		Max. 0.1 ppm
Cadmium		Max. 1.0 ppm
Aflatoxin B1	Ph.Eur. 2.8.18	≤ 2 ppb
Total Ash	Ph.Eur. 2.4.16	Max. 20%
Microbiological purity	Ph.Eur. 2.6.31	Comply with Ph.Eur. 5.1.8 C
Total aerobic microbial count (TAMC)		Max. 500.000 cfu/gram
Total yeast and molds count (TYMC)		Max. 50.000 cfu/gram
Bile- tolerant Gram negative bacteria		≤ 10[4] cfu/gram
E. coli		Absent in 1 g
Salmonella		Absent in 25 g
Related substance	DAB Cannabis flos / Ph.Eur. 2.2.29
Cannabinol (CBN)		≤ 1.0%
Assay
Dronabinol (THC)	DAB Cannabis flos / Ph.Eur. 2.2.29	Depends on product (to be defined for each product)
Cannabidiol (CBD)		Depends on product (to be defined for each product)

Bophelo - Cantourage

ANNEX 6

(RAP PLUS SERVICES)

Homepage:

Creating a Homepage (English and German) that complies the legal regulations of Germany and Europe.

Content:

-	Landing Page: Background picture or animation, Company Slogan, Logo

-	About: Company description, Company Backstory, Particularities

-	Team: Introductions of Board and Staff members

-	Product Information (not allowed for medical Cannabis, Extracts or substantives because of advertising ban – see DocCheck)

-	Press: latest Press releases, Contact information of PR manager

-	News: constant uploads of company and market news

-	FAQ: frequently asked questions

-	Contact us: Contact Data and possibility for visitors to leave a direct message.

-	Terms and Conditions (mandatory)

-	Privacy Policy (mandatory)

-	Social Media links

-	Newsletter sign up

DocCheck:

Special section on the Homepage with restricted access for physicians and pharmacists only. It provides detailed information about products for target audience.

Listing at Wholesales:

An alternative sales channel to direct sales to pharmacies; in Germany. Cantourage will select appropriate wholesalers and will negotiate standard agreements with them. This includes the terms of contract, translation of contracts, stockpiling, retour handling.

Pharma Representatives:

Selection and Employment of suitable Pharma Representatives

-	Cantourage makes a suggestion of suitable representatives

-	Cantourage educates and guides those representatives about END PRODUCTS and BOPHELO’s philosophy

Tasks of Pharma Representative:

-	Advice and support for physicians of relevant specialization in a result-oriented manner

-	Specialization: General practitioner, Neurologists, pain therapists, gastroenterologists, palliative care physicians

-	Taking care of opinion makers

-	Competent explanation and communication of complex medical matters

Bophelo - Cantourage

-	Well informed about product portfolio

-	Submission of samples and information material

-	Operating according to achievement of goals

-	Independent area management and building customer relationships

-	Implementation of specified communication and product strategies and the further development of those

-	Evaluation of market data (observation of market and competitive developments)

-	Regular reporting

-	Participation in congresses, trainings, and further education

Qualification and Profile of our Pharma Representatives:

-	Certified pharmaceutical representative in accordance with § 75 AMG

-	Most of your Representatives have several years of experience

-	Already existing network of physicians and pharmacists

-	Marketing and sales-oriented way of thinking and working

-	Well-versed in common office software

-	Excellent command of German and English

Education Program:

Event for physicians and pharmacists about medical cannabis

-	Elaborate education program

-	Placing products as one alternative treatment option

-	Case studies of patients and treatments

-	Being named as sponsor for a training event

-	Having a stand close to the event premises

Press announcements:

-	Drafting of press announcement in accordance with local law and alignment with BOPHELO

-	Selection of targeted group of recipients (few hundreds to thousands) of relevant press, especially in medicinal field.

-	Analysis of spread/success

-	Follow up on requests and alignment with BOPHELO (e.g. interviews, stories on client company etc.)

-	Following announcements for additional products or similar updates

Press announcement in German and in English and client national language

Bophelo - Cantourage

Info material:

Professional information material for physicians and pharmacists on END PRODUCT details

-	Generating a small brochure with the necessary information about all END PRODUCTS

-	Generating a big brochure with all information and details about END PRODUCTS, company and other relevant information

-	Creating product flyers for physicians and pharmacists

-	Compilation of a welcome book

Newsletter:

Monthly newsletter on company and product news

-	Monthly newsletter with all company and product updates

-	Weekly newsletter with all company and product news

-	Translating existing Newsletter in German or English

Advertisement in Journals:

Spreading product and company information through physician and pharmacist magazines and journals

-	Half page Article

-	Full page article

-	Small advertisement

-	Big advertisement

Social Media:

-	Translating existing social media posts

-	Creating Post on existing accounts for

o	LinkedIn

o	Instagram

o	Facebook

o	Twitter

-	Creating Accounts “Europe”-Accounts on

o	LinkedIn

o	Instagram

o	Facebook

o	Twitter

▪	Uploading Posts monthly

▪	Uploading Posts weekly

▪	Uploading Posts daily

Bophelo - Cantourage

Brand protection:

We register BOPHELO’s brands name and protect it against misuse by third parties.

-	Protection of the company name in Germany

-	Protection of the company name throughout Europe

Release Event

-	Get together with important and influential guest of the German medical cannabis industry (high prescribers, pharmacists and influencers). Cantourage organizes the whole event management incl. (location, invitations, entertainment program, drinks, snacks, etc.)

Bophelo - Cantourage

ANNEX 7

(BRANDS, LABELLING)

To be determined by Bophelo following the conclusion of the contract.